As filed with the Securities and Exchange Commission on March 9, 2007

================================================================================
                                            Registration No. 333-_______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             C&D Technologies, Inc.
             (Exact name of registrant as specified in its charter)

                 Delaware                                      13-3314599
     (State or other jurisdiction of                        (I.R.S. employer
      incorporation or organization)                       identification no.)

         1400 Union Meeting Road
         Blue Bell, Pennsylvania                                 19422
(Address of principal executive offices)                       (Zip code)

                             C&D Technologies, Inc.
                            2007 Stock Incentive Plan
                            (Full title of the plans)

                                  James D. Dee
                  Vice President, General Counsel and Secretary
                             C&D Technologies, Inc.
                             1400 Union Meeting Road
                             Blue Bell, Pennsylvania
                      (215) 619-2700 (Name, and address of
                               agent for service)

                                    Copy to:

                             John W. Kauffman, Esq.
                                Duane Morris LLP
                              30 South 17th Street
                             Philadelphia, PA 19103
                                 (215) 979-1234

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                          Proposed        Proposed
                                                           maximum         maximum
                                                          offering        aggregate      Amount of
     Title of securities             Amount to be           price          offering     registration
      to be registered             registered (1)(2)     per share(3)      price(3)        fee(1)
----------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      1,500,000 shares        $5.165         $7,747,500       $237.85

----------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of Common Stock that become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2) Pursuant to Rule 457(h), the maximum aggregate offering price was calculated based upon the average of the high and low prices of our common stock on March 5, 2007, which is a date within five business days prior to the filing of this registration statement, as reported on the New York Stock Exchange.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents that we have filed with the SEC (File No. 1-9389) are incorporated by reference into this registration statement:

      o Annual Report on Form 10-K for the fiscal year ended January 31, 2006 filed on April 10, 2006 as amended on Form 10-K/A filed on May 2, 2006;

      o Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2006, filed on June 5, 2006, July 31, 2006, filed on September 11, 2006, and October 31, 2006, filed on December 7, 2006;

      o Current Reports on Form 8-K filed on April 12, 2006, June 6, 2006, June 12, 2006, October 16, 2006, November 1, 2006, November 16, 2006
            (excluding Item 7.01 and the exhibits furnished thereunder), November 22, 2006, December 28, 2006, February 2, 2007 and February 23, 2007;

      o Description of our common stock contained in our registration statements on Form 8-A; and

      All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and until the offering hereunder is completed will be deemed to be incorporated by reference into this registration statement and will be a part of this registration statement from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this registration statement conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this registration statement, except as modified or superseded.

Item 4. Description of Securities.

      No answer to this item is required because the class of securities to which this Registration Statement relates is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

      Certain legal matters with respect to the validity of the shares of Common Stock registered under this Registration Statement will be passed upon for the Registrant by Vice

President, General Counsel and Secretary, who owns 5,000 shares of Common Stock of the Registrant and options to purchase 40,000 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Our restated certificate of incorporation and amended and restated by-laws, each as amended, provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

      Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit No.                            Description of Exhibit
-----------      ---------------------------------------------------------------
     5.1         Opinion of James D. Dee, Esquire

    23.1 Consent of Independent Registered Public Accounting Firm (filed herewith).

    23.2         Consent of James D. Dee, Esquire (included in Exhibit 5.1)

Item 9. Undertakings.

      The Registrant hereby undertakes:

            (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Commonwealth of Pennsylvania, on March 9, 2007.

                                       C&D TECHNOLOGIES, INC.


                                       By: /s/ Jeffrey A. Graves
                                           -------------------------------------
                                           Jeffrey A. Graves
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                            Title                              Date
----------------------------      ----------------------------------    ------------------------

/s/ Jeffrey A. Graves             President, Chief Executive                  March 9, 2007
----------------------------      Officer and Director
Jeffrey A. Graves                 (principal executive officer)


/s/ Ian J. Harvie                 Vice President and Chief                    March 9, 2007
----------------------------      Financial Officer (principal
Ian J. Harvie                     financial and accounting officer)


/s/ William Harral, III           Director, Chairman                          March 9, 2007
----------------------------
William Harral, III


/s/ Pamela S. Lewis Davis         Director                                    March 9, 2007
----------------------------
Pamela S. Lewis Davies


                                  Director                                    March 9, 2007
----------------------------
Kevin P. Dowd


/s/ Robert I. Harries             Director                                    March 9, 2007
----------------------------
Robert I. Harries

          Signature                            Title                              Date
----------------------------      ----------------------------------    ------------------------

/s/ Michael H. Kalb               Director                                    March 9, 2007
----------------------------
Michael H. Kalb


/s/ Geroge Mackenzie              Director                                    March 9, 2007
----------------------------
George MacKenzie


/s/ John A. Schober               Director                                    March 9, 2007
----------------------------
John A. Shober


/s/ Stanley W. Silverman          Director                                    March 9, 2007
----------------------------
Stanley W. Silverman


/s/ Ellen C. Wolf                 Director                                    March 9, 2007
----------------------------
Ellen C. Wolf

                                  EXHIBIT INDEX

Exhibit No.      Description of Exhibit
-----------      ---------------------------------------------------------------
    5.1          Opinion of James D. Dee, Esquire

   23.1 Consent of Independent Registered Public Accounting Firm (filed herewith).

   23.2          Consent of James D. Dee, Esquire (included in Exhibit 5.1)